EXHIBIT 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Ronald W. Guire, certify that:

1. I have reviewed this Annual Report on this Form 10-K/A of Exar Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2006

/s/ RONALD W. GUIRE
Ronald W. Guire
Executive Vice President, Chief Financial Officer,
Assistant Secretary and Director
(Principal Financial and Accounting Officer)